FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

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VERTICAL HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-23201	59-3635262
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

PO Box 47039, Minneapolis, Minnesota 55447
(Address of Principal Executive Offices) (Zip Code)

(612) 568-4210
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

I

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Lindstrom has resigned as a member of the Board of Directors (the “Board”) of Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics, a Florida corporation (the “Company”), effective January 15, 2014. The Board of the Company accepted the notice of resignation from Mr. Lindstrom, a copy of which is attached hereto as an Exhibit and incorporated herein by reference, from his position effective January 15, 2014. The Company notes that the resignation of Mr. Lindstrom was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	99.1	Letter, dated January 15, 2014, from Richard Lindstrom to Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President and Chief Executive Officer

Date: January 15, 2014